EXHIBIT 10.18

THIS PROMISSORY NOTE AND THE SECURITIES TO BE DELIVERED IN CONNECTION HEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW. NO SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OF EITHER THIS PROMISSORY NOTE OR ANY SUCH SECURITIES MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL, SATISFACTORY TO MAKER, IS OBTAINED STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$500,000.00	April 11, 2013

FOR VALUE RECEIVED, CYTODYN INC., a Colorado corporation (“Maker”), hereby promises to pay to Jordan Naydenov (“Holder”) the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), together with interest payable as set forth below.

Principal outstanding under this Promissory Note (this “Note”) shall be due and payable in cash in a single payment on April 11, 2014 (the “Due Date”).

The outstanding principal amount of this Note shall bear fixed simple interest, for each day from the date of this Note until its principal amount is paid in full, at a rate of 15% per annum (the “Interest”). The Interest shall be payable in the form of shares of common stock of Maker (the “Shares”) at a rate of $0.50 per Share. The Interest shall be payable semiannually in arrears on October 11, 2013 and the Due Date. Maker shall not issue any fractional Shares, and Maker shall issue to Holder a number of Shares rounded down to the nearest whole Share.

Default in the payment of the principal of or Interest on this Note when the same becomes due and payable shall constitute an event of default hereunder.

Upon the occurrence of an event of default, or at any time thereafter during the continuance of any such event, Holder may, with or without notice to Maker, declare this Note to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall forthwith be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

If this Note or any interest hereon becomes due and payable on Saturday, Sunday or other day on which commercial banks are authorized or permitted to close under the laws of the State of Oregon, the maturity of this Note or such Interest payment shall be extended to the next succeeding business day.

Maker may elect to prepay this Note or any portion of the principal thereof on or before the Due Date without penalty.

If the payment of principal or any payment of Interest or both is more than five (5) days late, Maker agrees to pay the Holder a late charge equal to three percent (3%) of the payment (the “Late Fee”). The provisions of this Promissory Note establishing a Late Fee shall not be deemed to extend the time for any payment due or to constitute a “grace period” giving Maker a right to cure such default.

This Note and the Shares to be issued in connection herewith may not be offered, sold or otherwise disposed of except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). Upon issuance of Shares as payment of Interest, Holder hereof will be required to confirm in writing, by executing the form attached as Schedule 1 hereto, that the Shares are being acquired for investment and not with a view toward distribution or resale. This Note and all Shares issued as payment of Interest (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED, OR OTHERWISE ENCUMBERED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE OR AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR ACTS.”

With respect to any offer, sale, transfer or other disposition of this Note or any Shares to be issued in connection herewith prior to registration of such Note or Shares, Holder hereof and each subsequent Holder of this Note will be required to give written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel reasonably acceptable to Maker’s counsel, if such opinion is reasonably requested by Maker, to the effect that such offer, sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Note or such Shares and indicating whether or not under the Securities Act this Note or certificates for such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Maker, as promptly as practicable, shall notify such Holder that such Holder may sell, transfer or otherwise dispose of this Note or such Shares, all in accordance with the terms of the notice delivered to Maker. If a determination has been made pursuant to this paragraph that the opinion of counsel for Holder is not reasonably satisfactory to Maker, Maker shall so notify Holder promptly after such determination has been made and neither this Note nor any Shares shall be sold, transferred or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Note or such Shares may as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that Maker shall have been furnished with such information as Maker may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. This Note and each certificate representing the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, reasonably acceptable to Maker, such legend is not required in order to ensure compliance with such laws. Maker may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, Maker may stop transfer on its corporate books, in connection with such restrictions.

If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction be possible under this Note in excess of the limit of such validity.

Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

This Note is not transferable or assignable by Maker without the consent of Holder. If this Note is collected by law or through an attorney at law, or under advice therefrom, Maker agrees to pay all costs of collection, including reasonable attorneys’ fees. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees incurred in all matters of collection and enforcement, trial proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings and any post judgment collection efforts.

Any failure to exercise any right, remedy or recourse hereunder shall not be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by Maker or received by Holder, then such excess sum shall be credited as a payment of principal, unless Maker shall notify Holder, in writing, that Maker elects to have such excess sum returned to Maker forthwith.

Maker hereby waives all and every exemption secured to it by the laws and constitution of the State of Oregon, and of any other state. Maker hereby waives demand, presentment, protest, notice of nonpayment or dishonor, and any other notice required by law and agrees that its obligation hereunder shall not be affected by any renewal or extension of the time of payment hereof, or by any indulgences.

This Note shall be governed by and construed in accordance with the laws of the State of Oregon applicable to debts and obligations incurred and to be paid solely in such jurisdiction. This Note may not be modified or amended and no provision hereof may be waived except by a written instrument executed by the parties to be bound thereby.

CYTODYN INC.

By:	/s/ Nader Pourhassan
Nader Pourhassan, President & Chief Executive Officer

SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:	Jordan Naydenov
Company	CYTODYN INC.
Security:	Common Stock
Amount:	$500,000.00
Date:	April 11, 2013

In connection with the purchase of the above-listed securities (the “Shares”) pursuant to that certain Promissory Note issued by CYTODYN INC. to Jordan Naydenov on April 11, 2013 (the “ Note”), the undersigned (the “Purchaser”) represents to Maker as follows

(a)	The Purchaser is aware of Maker’s business affairs and financial condition, and has acquired information about Maker sufficient to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is acquiring the Shares for his own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act. The Purchaser is an “accredited investor” as that term is defined in Securities and Exchange Commission Rule 501(a) of Regulation D.

(b)	The Purchaser understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(c)	The Purchaser further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

(d)	The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about Maker and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

(e)	The Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Maker may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because Maker used to be a “shell company” as contemplated under Rule 144(i), Rule 144 will not be available to the Purchaser.

(f)	The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note.

Purchaser:

Date: